FIRST BANKS AMERICA, INC.

                                 P.O. Box 630369
                            Houston, Texas 77263-0369


                                October 16, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

   Re: Definitive Proxy Statement of First Banks America, Inc. ("Registrant") for Annual Meeting of Stockholders to be held November 13, 1996 (the "Meeting")

Ladies and Gentlemen:

         Pursuant to Rule 14a-6 under the Securities Exchange Act of 1934, enclosed are a Notice of Annual Meeting, definitive Proxy Statement and form of Proxy in the form that such materials are first being mailed to stockholders on October 16, 1996. Also enclosed is a Schedule 14A Information cover sheet setting forth the information required thereon.

         Three copies of the Notice, definitive Proxy Statement and form of Proxy are being filed with the New York Stock Exchange, the only national securities exchange upon which securities of the Registrant are listed.

         If you require any additional information regarding this filing, please contact our legal counsel, John S. Daniels, at (214) 696-3200 or the undersigned at (314) 692-6317.


                                                     Sincerely,



                                                     /s/ Allen H. Blake
                                                     Secretary

                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ]     Confidential, for  use  of  the Commission only  (as permitted by Rule
         14a-6(e)(2))

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to ss.240.14a-11(c) or 240.ss.14a-12

                            First Banks America, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

        (1)      TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:


        (2)      AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:


        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


        (4)      Proposed maximum aggregate value of transaction:


        (5)      Total fee paid:


[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)      Amount previously paid:


        (2)      Form, Schedule or Registration Statement No.:


        (3)      Filing Party:


        (4)      Date Filed:

                            First Banks America, Inc.
                                P. O. Box 630369
                            Houston, Texas 77263-0369

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     To Be Held Wednesday, November 13, 1996


To the Stockholders of First Banks America, Inc.:

         Notice is hereby given that the 1996 Annual Meeting of Stockholders (the "Annual Meeting") of First Banks America, Inc., a Delaware corporation ("FBA" or the "Company"), will be held at 135 North Meramec, Clayton, Missouri, on Wednesday, November 13, 1996 at 4:00 p.m., local time, for the following purposes:

                  (1) To elect six  directors  to serve  until  the next  Annual
         Meeting  and  until  their   successors  have  been  duly  elected  and
         qualified; and

                  (2) To transact any and all other business as may properly be presented at the meeting and any adjournment(s) thereof.

         The Board of Directors has fixed the close of business on September 30, 1996, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. The stock transfer books will not be closed. A list of stockholders entitled to vote at the meeting will be available for examination at the main office of the Company for ten (10) days prior to the meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

         YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON PAGE 2 OF THE ENCLOSED PROXY STATEMENT. PROMPT RESPONSE BY OUR STOCKHOLDERS WILL REDUCE THE TIME AND EXPENSE OF SOLICITATION.

                                            By Order of the Board of Directors,


Houston, Texas                              ALLEN H. BLAKE,
October 16, 1996                            Secretary

                            First Banks America, Inc.
                                P. O. Box 630369
                            Houston, Texas 77263-0369

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on November 13, 1996




                    SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement is being furnished to stockholders of First Banks America, Inc. ("FBA" or the "Company") in connection with the solicitation by the Board of Directors of FBA of proxies to be voted at the 1996 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, November 13, 1996, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment(s) thereof. This Proxy Statement and applicable form of proxy is first being mailed to the stockholders of FBA on or about October 16, 1996.

         The accompanying form of proxy is designed to permit each holder of FBA's common stock, par value $.15 per share (the "Common Stock"), (1) to vote for or withhold voting for any or all of the six nominees for director of FBA listed on the proxy; and (2) to authorize the named proxies to vote in their discretion with respect to any other proposal properly presented at the Annual Meeting.

         As of September 30, 1996, the record date for determining the stockholders entitled to vote at the Annual Meeting, there were 3,714,931 shares of voting stock outstanding, consisting of 1,214,931 shares of Common Stock and 2,500,000 shares of Class B Common Stock. All of the shares of Class B Common Stock are owned by First Banks, Inc., a Missouri corporation ("First Banks"). Each share of Common Stock and of Class B Common Stock is entitled to one vote in the election of each director.

         First Banks is owned by trusts created and administered by and for the benefit of James F. Dierberg and members of his immediate family. Mr. Dierberg was elected Chairman of the Board, Chief Executive Officer and President of FBA effective January 2, 1995 to replace Nathan C. Collins, who resigned from those positions. Mr. Dierberg is also Chairman of the Board, Chief Executive Officer and President of First Banks. The other executive officers and directors of FBA were the record holders of 13,047 shares of Common Stock as of September 30, 1996.

         When a stockholder's proxy specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specification is made, the accompanying form of proxy will be voted at the Annual Meeting and any adjournment(s) thereof FOR the election of the nominees listed herein under the caption "ELECTION OF DIRECTORS" and at the discretion of the proxies on any other business which may be properly presented at the Annual Meeting and any adjournment(s) thereof.

         The Company encourages the personal attendance of its stockholders at the Annual Meeting, and execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of FBA at its principal executive offices at any time before the proxy is voted, or by executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by FBA at or prior to the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to receipt of the revocation. Mere attendance at the Annual Meeting will not revoke the proxy.

         The total cost of the solicitation of proxies pursuant to this Proxy Statement will be borne by FBA. Proxies may be solicited by directors, officers and employees of FBA without special remuneration. Banks, brokerage houses and other custodians, nominees and fiduciaries who forward soliciting material to the beneficial owners of shares of Common Stock entitled to vote at the meeting will be reimbursed by FBA for their out-of-pocket expenses incurred in this connection. In addition to the mails and other delivery services, proxies may be solicited by personal interviews, telephone or telegraph.

         The Annual Report to Stockholders covering FBA fiscal year ended December 31, 1995, including audited financial statements, has been previously mailed to stockholders. The Annual Report does not form any part of the proxy solicitation material. Additional copies of the 1995 Annual Report to Stockholders may be obtained without charge upon written request to Allen H. Blake, Secretary, First Banks America, Inc., 135 North Meramec, Clayton, Missouri 63105 or to Kathryn Aderman, Assistant Secretary, First Banks America, Inc., P. O. Box 630369, Houston, Texas 77263-0369.


                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

General

         The Board of Directors has fixed the close of business on September 30, 1996, as the record date (the "Record Date") for the Annual Meeting. Only holders of record of outstanding shares of Common Stock on the Record Date and First Banks, as the holder of all of the outstanding shares of Class B Common Stock, are entitled to notice of, and to vote, in person or by proxy, at the Annual Meeting or any adjournment(s) thereof. On the Record Date, there were 1,409,567 issued and 1,214,931 outstanding shares of Common Stock and 2,500,000 shares of Class B Common Stock.

         Holders of shares of Common Stock, and First Banks as the holder of all of the outstanding shares of Class B Common Stock, are entitled to one vote at the Annual Meeting for each share held of record on the Record Date. As the result of an amendment to FBA's Certificate of Incorporation adopted in 1994, holders of Common Stock and Class B Common Stock are permitted to exercise cumulative voting in a contested election of directors. This means that, if there are more nominees for director than positions to be elected, each holder would be permitted to cast as many votes as equals the product of the number of directors to be elected (i.e., six at the Annual Meeting) times the number of shares held by such holder, and to cast all these votes for one candidate or to divide the votes among two or more candidates in any amounts chosen by the stockholder. First Banks would also have the right to utilize cumulative voting with respect to its Class B Common Stock. The proxy holders authorized to vote in favor of nominees listed herein under the caption "ELECTION OF DIRECTORS" will be permitted to vote cumulatively in the absence of instructions to the contrary.

         The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of voting stock, including the Common Stock and the Class B Common Stock, is necessary to constitute a quorum to transact business at the Annual Meeting and any adjournment(s) thereof.

         On  each  proposed   action,   proxies  marked  as  withheld  votes  or
abstentions and broker non-votes will not be voted but will be treated as present and entitled to vote. Such proxies will therefore have the same effect as votes against the proposed action. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on such election.


Security Ownership of Management and of Controlling Stockholder

         The following table sets forth, as of September 30, 1996, certain information with respect to the beneficial ownership of Common Stock and Class B Common Stock by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of either class of stock, by each director, by certain executive officers and by all executive officers and directors of FBA as a group:



Name of Beneficial Owner   Relationship to the Company     Number of Shares and Nature of
                                                             Beneficial Ownership (1)(2)        Percent of
                                                                                                  Class
-------------------------- ---------------------------- -------------------------------------- -------------
First Banks, Inc.          5% Stockholder                         2,500,000 (3)(4)                 100
135 North Meramec
Clayton, Missouri 63105
Allen H. Blake             Director, Vice President,                  1,000 (5)                     *
                           Chief Financial Officer
                           and Secretary
Charles A. Crocco, Jr.     Director                                   8,772 (6)                     *
James F. Dierberg          Chairman of the Board of               2,500,000 (3)(4)                 100
                           Directors, Chief Executive
                           Officer and President
Edward T. Story, Jr.       Director                                   8,682 (7)                     *
Mark T. Turkcan            Director                                     200 (5)                     *
David F. Weaver            Executive Vice President                   6,692 (5)                     *
                           of FBA; Chairman of the
                           Board, Chief Executive
                           Officer and President,
                           BankTEXAS N.A.
Donald W. Williams         Director                                   1,033 (5)                     *

All executive officers                                           26,379 Common Stock             2.15% of
  and directors as a                                                                           Common Stock
  group (7 persons)
                                                                                                 100% of
                                                           2,500,000 Class B Common Stock        Class B
                                                                                               Common Stock


* Less than one percent.

(1) The shares shown as beneficially owned by First Banks and James F. Dierberg comprise 100% of the outstanding shares of Class B Common Stock; for all other persons listed, the shares and percentages reflected are Common Stock. Each share of Common Stock and Class B Common Stock is entitled to one vote on matters subject to stockholder vote.
(2) With respect to Messrs. Crocco and Story, the indicated numbers of shares include shares subject to vested stock options granted under the 1990 Stock Option Plan. All of the options reflected in the table are vested and currently exercisable.

 (3) The controlling shareholders of First Banks are (i) Mary W. Dierberg and James F. Dierberg, II, trustees under the living trust of James F. Dierberg, II, dated July 24, 1989; (ii) Mary W. Dierberg and Michael James Dierberg, trustees under the living trust of Michael James Dierberg, dated July 24, 1989; (iii) Mary W. Dierberg and Ellen C. Dierberg, trustees under the living trust of Ellen C. Dierberg, dated July 17, 1992; (iv) James F. Dierberg, trustee of the James F. Dierberg living trust, dated October 8, 1985; and (v) First Trust (Mary W. Dierberg and First Bank-Missouri, Trustees) established U/I James F. Dierberg, dated December 12, 1992. Mr. James F. Dierberg and Mrs. Mary W. Dierberg are husband and wife, and Messrs. James F. Dierberg, II, Michael James Dierberg and Miss Ellen C. Dierberg are their children.
(4) Due to the relationships among James F. Dierberg, Mary W. Dierberg, First Bank-Missouri and the three children of James F. and Mary W. Dierberg, Mr. Dierberg is deemed to share voting and investment power over all of the outstanding voting stock of First Banks, which in turn exercises voting and investment power over the 2,500,000 shares of Class B Common Stock of FBA.
(5) All of the shares attributed in the table to Messrs. Blake, Turkcan, Weaver and Williams are owned by them directly.
(6) Mr. Crocco has a vested option covering 6,666 shares; he owns directly 2,106 shares.
(7) Mr. Story has a vested option covering 6,666 shares; he owns directly 2,016 shares.

Acquisition of Control by First Banks

         In August 1994 FBA completed a private placement transaction whereby First Banks acquired 2,500,000 shares of Class B Common Stock for an aggregate purchase price of $30,000,000. First Banks thereby acquired the power to vote a majority of all outstanding voting stock of the Company, and as of the Record Date First Banks owned approximately 67.3% of all of the outstanding voting stock. Immediately following the consummation of the transaction with First Banks, three directors resigned from the Board of Directors of FBA, and Messrs. Dierberg, Blake and Turkcan (all of whom are executive officers of First Banks) were appointed to fill the vacancies created by such resignations. In 1995 Mr. Williams, also an executive officer of First Banks, became a director of FBA.

         Following the consummation of the transaction with First Banks, FBA has entered into agreements with First Banks and its affiliates, pursuant to which various management, investment and data processing services are obtained. Additional information concerning such agreements is set forth herein under the caption "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION."

                              ELECTION OF DIRECTORS

         The Board of Directors recommends that the stockholders vote to re-elect Messrs. Blake, Crocco, Dierberg, Story, Turkcan and Williams as directors, each for a one-year term.


Nominees

         As of September 30, 1996 the Board of Directors consisted of six members, who are identified in the following table which sets forth the information indicated as of that date. Each of the directors was elected or appointed to serve a one-year term and until his successor has been duly qualified for office.

          Name              Age      Director     Principal Occupation During Last Five Years and Directorships of
                                      Since                               Public Companies
-------------------------- ------- ------------- -------------------------------------------------------------------
Allen H. Blake               53        1994      Vice  President,  Chief  Financial  Officer and  Secretary  of FBA
                                                 since  1994;   Director  and  Chief  Financial  Officer  of  First
                                                 Commercial Bancorp,  Inc. since 1995;  Executive Vice President of
                                                 First  Banks since April  1996;  Senior  Vice  President  of First
                                                 Banks from 1992 until April 1996;  Secretary and Director of First
                                                 Banks since 1988;  joined First Banks as Vice  President and Chief
                                                 Financial Officer in 1984.
Charles A. Crocco, Jr.       58        1988      Partner in the law firm of Crocco & De Maio,  P.C.,  New York City
(1)                                              since 1968; director of The Hallwood Group Incorporated  (merchant banking)  since 1981;  director of Showbiz Pizza Time,  Inc. since
                                                 1988.
James F. Dierberg            59        1994      Chairman of the Board of Directors,  Chief  Executive  Officer and
                                                 President  of FBA  since  1995;  Chairman  of the  Board and Chief
                                                 Executive  Officer of First Banks  since  1988;  director of First
                                                 Banks  since  1979;  President  of  First  Banks,   1979-1992  and
                                                 1994-present;  director of First  Commercial  Bancorp,  Inc. since
                                                 1995.
Edward T. Story, Jr. (1)     52        1987      President  and  Chief  Executive  Officer  of SOCO  International,
                                                 Inc.,  a  subsidiary  of  Snyder  Oil   Corporation,   engaged  in
                                                 international oil and gas operations,  since 1991; from 1990 until
                                                 1991,  Chairman of Thaitex Petroleum  Company;  from 1981 to 1990,
                                                 Vice Chairman and Chief Financial Officer of Conquest  Exploration
                                                 Company;  director of Hi-Lo Automotive,  Inc. since 1987; director of Territorial  Resources,  Inc.  since 1992;  director of Command
                                                 Petroleum   Limited  since  1993;   director  of  Hallwood  Realty
                                                 Corporation  since  1995;  director  of New  Concept  Technologies
                                                 International  Limited and of Snyder Oil Corporation  beginning in
                                                 1996.
Mark T. Turkcan              41        1994      Executive  Vice President  (Retail  Banking),  First Banks,  since
                                                 April 1996; Senior Vice President  (Retail Banking),  First Banks,
                                                 since 1994 and Vice President  from 1990 until 1994;  joined First
                                                 Banks  when  Clayton  Savings  and Loan  Association,  St.  Louis,
                                                 Missouri (now First Bank FSB),  for whom Mr.  Turkcan was employed in various  capacities  since 1985, was acquired by First Banks in
                                                 1990.
Donald W. Williams           49        1995      Executive Vice  President of First Banks since April 1996;  Senior
                                                 Vice  President  of First Banks from 1993 until April 1996;  Chief
                                                 Credit  Officer of First  Banks and  executive  officer of various subsidiaries  of First Banks since 1993;  Senior Vice President in charge of commercial credit approval,  commercial loan operations, international  operations and the credit  department of Mercantile
                                                 Bank of St. Louis, N.A. from 1989 until 1993.

----------------------------------

(1) Member of the Audit Committee.

         Although FBA does not anticipate that any of the above-named nominees will refuse or be unable to serve as a director of FBA, the persons named in the enclosed form of proxy intend, if any nominee becomes unavailable, to vote the shares represented by the proxy for the election of such other person or persons as may be nominated or designated by management, unless they are directed by proxy to do otherwise.

         Assuming the presence of a quorum, the six nominees receiving the largest number of the votes cast, including those cast by holders of the Common Stock and the Class B Common Stock represented at the Annual Meeting, will be elected as directors. The Company's By-Laws require that any nominations by a stockholder comply with certain procedural and disclosure requirements, including advance written notice to the Secretary of the Company.


Executive Officers

         The executive officers of the Company as of September 30, 1996 were as follows:

      Name                   Age                Office(s) held
------------------          -----   --------------------------------------------
James F. Dierberg            59     Chairman of the Board, Chief Executive
                                    Officer and President.

Allen H. Blake               53     Vice President, Chief Financial Officer
                                    and Secretary.

David F. Weaver              49     Executive  Vice President of FBA  since
                                    January,  1995;  Chairman of the Board,
                                    Chief Executive  Officer  and President
                                    of BankTEXAS N.A. since 1994; President
                                    of  BankTEXAS  Houston  N.A.  from 1988
                                    until the bank became part of BankTEXAS
                                    N.A. as a result of merger.

       The executive officers were each elected by the Board of Directors to the office indicated. There is no family relationship between any of the nominees for director, directors or executive officers of the Company or its subsidiaries.


Committees and Meetings of the Board of Directors

         Two members of the Board of Directors serve on the Audit Committee; there are no other committees of the Board. The duties of the Audit Committee include the making of recommendations to the Board of Directors for engaging and discharging FBA's independent auditors; reviewing and approving the engagement of the independent auditors for audit and nonaudit services and considering the independence of the auditors prior to engaging them; reviewing with the independent auditors the fee, scope and timing of the audit and nonaudit services; reviewing the completed audit with the independent auditors regarding the conduct of the audit, accounting adjustments, recommendations for improving internal controls and any other significant findings during the audit; meeting periodically with management and internal audit and loan review staff to discuss planning, scheduling and the extent and nature of internal audit and loan review procedures to be performed and the results therefrom; accounting and financial controls; reviewing internal accounting and auditing procedures with FBA's financial staff; and initiating and supervising any special investigations it deems necessary.

         Board and Committee Meetings. The Board of Directors held five meetings in 1995, including regular and special meetings, and there were four meetings of the Audit Committee. During 1995, all directors of the Company attended more than 75% of the aggregate of the number of meetings of the Board of Directors and the meetings held by all committees of the Board of Directors on which they served.

Director Compensation

         Directors who are not officers of FBA or First Banks (Messrs. Crocco and Story) were paid fees for their service as directors in 1995, consisting of an annual retainer of $7,500, a fee for each meeting of the Board of Directors attended of $3,000 and a fee of $500 for each committee meeting attended, and they also participate in the 1993 Directors' Stock Bonus Plan (the "Stock Bonus Plan"). The Stock Bonus Plan provides for an annual grant of 500 shares of Common Stock to each non-employee director of FBA. Future grants would apply equally to current directors and to any individual who becomes a director of FBA in the future. The maximum number of shares that may be issued will not exceed 16,666 shares, and the plan will expire on July 1, 2001. Directors' compensation expense of $27,000 was incurred in 1995 in connection with the Stock Bonus Plan.

         None of the four directors of FBA who are also executive officers of First Banks (Messrs. Dierberg, Blake, Turkcan and Williams) receives any compensation from FBA for service as a director, nor do they participate in the Stock Bonus Plan or any other compensation plan of FBA. First Banks, of which Messrs. Dierberg, Blake, Turkcan and Williams are executive officers and Messrs.

Dierberg and Blake are directors, provides various services to FBA and the Bank for which it is compensated (see "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION").

         In 1995, FBA discontinued its noncontributory defined benefit pension plan covering non-employee directors of the holding company, which had been adopted in 1993. In connection with discontinuance of this plan, the Company recorded income of $179,000, representing the nonvested portion of benefits which had accrued.


Family Relationships

         There is no family relationship between any of the nominees for director, directors or executive officers of FBA or its subsidiaries.


Certain Relationships and Related Transactions

         The Bank had in 1995, and it may have in the future, loan transactions in the ordinary course of business with directors of FBA and their respective affiliates. These loan transactions have been and will be on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. At
December 31, 1995, such loans totalled $32,059 and represented .09% of stockholders' equity. None of the indebtedness has been classified in any manner by regulatory authorities or charged-off by the Bank. The Bank does not extend credit to officers of FBA or of the Bank, except extensions of credit secured by mortgages on personal residences, loans to purchase automobiles and personal credit card accounts.

         Certain of the directors and officers of FBA and their respective affiliates have deposit accounts with the Bank. It is the Bank's policy not to permit any officers or directors of FBA or their affiliates to overdraw their respective deposit accounts unless that person has been previously approved for overdraft protection under a plan whereby a credit limit has been established in accordance with the Bank's standard credit criteria.

         During 1995 the Bank engaged in a series of repurchase transactions with Edward T. Story, Jr., a director of the Company. These transactions are short-term in nature and involve the deposit with the Bank of U.S. government securities, subject to agreements to repurchase. The principal amounts of the repurchase transactions have varied and the largest principal amount of any transaction in 1995 was $95,293. All of the transactions with Mr. Story have been at market interest rates and, in the opinion of management, have been on terms as favorable to the Bank as are available in transactions with unaffiliated persons.

         Information regarding transactions between FBA and First Banks appears under the caption "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION."

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The private placement transaction with First Banks in 1994 constituted a "change of control" of FBA under the employment agreement between FBA and Nathan C. Collins, then the Company's Chairman of the Board, President and Chief Executive Officer. Following the change of control, the Board of Directors determined that many of the functions which had been managed or overseen by Mr. Collins should be transferred to First Banks and to other levels within FBA and the Bank; this circumstance constituted a "termination" of Mr. Collins' employment pursuant to the employment agreement. Mr. Collins ceased to be an officer of FBA on January 2, 1995 and received a severance payment in the amount of $500,000.

         The following table sets forth certain information regarding compensation of Mr. Collins and the other most highly compensated executive officer of FBA for each of the last three years. Neither Mr. Dierberg, who became the Chief Executive Officer and President of the Company on January 2, 1995, nor Mr. Blake, who became the Company's Chief Financial Officer and Secretary in 1994, receives any compensation from either the Company or the Bank. The Company has entered into various contracts with First Banks, of which Messrs. Dierberg and Blake are directors and executive officers, pursuant to which services are provided to the Company and the Bank (see "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" for additional information regarding contracts with First Banks). No information is included in the table with respect to executive officers whose combined salary and bonus did not exceed $100,000 in any year covered by the table.

                            SUMMARY COMPENSATION TABLE FOR YEAR ENDED DECEMBER 31, 1995
                                                        Salary (1)                   All Other Compensation (2)
        Name and Principal Position            Year                     Bonus
-------------------------------------------- --------- ------------- ------------ ----------------------------------
Nathan C.  Collins,  Chairman of the Board,    1995         $0            $0                   $500,000
President & Chief Executive Officer
                                               1994       200,000          0                     750

                                               1993       250,000          0                     899

David F. Weaver,  Executive Vice President;    1995       107,500          0                    3,225
Chairman  of  the  Board,  Chief  Executive
Officer and President of BankTEXAS N.A.        1994       107,500          0                     538

                                               1993       107,500          0                     840

---------------------------------
(1) The total of all other annual compensation for each of the named officers is less than the amount required to be reported, which is the lesser of (a) $50,000 or (b) ten percent (10%) of the total of the annual salary and bonus paid to that person.
(2) All items reported are FBA's matching contributions to the 401(k) Plan for the year indicated, with the exception of the severance payment to Mr. Collins described above.

Stock Option Exercises and Values

         The following table indicates the number of options, if any, exercised by the executive officers named in the Summary Compensation Table during the year ended December 31, 1995 and the number and value of options held by them as of December 31, 1995. All options shown are presently exercisable. FBA does not have any outstanding stock appreciation rights.


                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                              AND YEAR-END VALUES
                            Shares                                                       Value of Unexercised
                          Acquired on                        Number of Securities       In-the-Money Options at
                          Exercise (#)        Value          Underlying Unexercised          12/31/95 ($)(2)
                                             Realized        Options at 12/31/95 (#)
        Name                                 ($)(1)
------------------      ---------------    ----------- ------------------------------ -------------------------
Nathan C. Collins               0               0                 46,666 shares                  396,661

David F. Weaver                 5,000       56,250.00                   0                           0


(1) Value realized is before applicable taxes, based on the difference between exercise prices and closing prices on the dates of exercise.

(2) Value is based upon the difference between exercise prices and the closing price of FBA Common Stock on December 31, 1995.

         FBA has omitted from this Report tables regarding stock options granted during 1995 and Long Term Incentive Plan awards. No options were granted in 1995, and FBA does not currently have any Long Term Incentive Plan.

                             STOCK PERFORMANCE GRAPH

         The following graph sets forth a comparison of the cumulative total shareholder returns of Common Stock of FBA, the New York Stock Exchange Market Value Index and the Media General Index of Banks located in the West South Central Region, for the five year period from December 31, 1990 through December 31, 1995. The Company's common stock and the securities of 36 other banks primarily located in Texas, Louisiana, Oklahoma and Arkansas are currently included in the Media General West South Central Banks index. The graph and the table which follows are based on the assumption that the value of the investment in FBA Common Stock and in each index was $100 at December 31, 1990 and that all dividends were reinvested (FBA did not pay any dividends during such period).
























                             12/31/90      12/31/91      12/31/92      12/31/93      12/31/94      12/31/95
First Banks America, Inc.     100.00        173.34        746.59        586.60        373.29        348.41
NYSE Market Value Index       100.00        129.41        135.50        153.85        150.86        195.61
Media General West South      100.00        168.59        288.25        338.13        156.55        187.92
Central Banks


                             EMPLOYEE BENEFIT PLANS

         FBA maintains various employee benefit plans. Directors are not currently eligible to participate in such plans, except the 1993 Directors' Stock Bonus Plan, unless they are also employees of FBA or one of its subsidiaries. Although Messrs. Blake and Dierberg are executive officers, they are not participants in any employee benefit plans of FBA.

         Pension Plan. The Employees Retirement Plan (the "Pension Plan") is a noncontributory, defined benefit plan for all eligible officers and employees of FBA and its subsidiaries. Benefits under the Pension Plan are based upon annual base salaries and years of service and are payable only upon retirement or disability and, in some instances, at death. An employee is eligible to participate in the Pension Plan after completing one year of employment if he or she was hired before attaining age 60, is at least 21 years of age and worked 1,000 hours or more in the first year of employment. A participant who has fulfilled the eligibility and tenure requirements will receive, upon reaching the normal retirement age of 65, monthly benefits based upon average monthly compensation during the five consecutive calendar years out of his or her last ten calendar years that provided the highest average compensation.

         During 1994, the Company discontinued the accumulation of benefits under the Pension Plan. While the Pension Plan continues in existence and provides benefits previously accumulated, no additional benefits accrued to participants in 1995, and no new participants will become eligible for benefits thereunder.

         The following table sets forth, based upon certain assumptions, the approximate annual benefits payable under the Pension Plan at normal retirement age to persons retiring with the indicated average base salaries and years of credited service:

       Remuneration (1)              Years of Credited Service (2)
----------------------- ------------------------------------------------------
                            10        15       20        25       30        35
         $100,000        $14,700   $22,050   $29,400   $36,750  $44,100  $51,450
         $150,000 (3)     22,200    33,300    44,400    55,500   66,600   77,700


(1) Benefits payable under the Pension Plan are determined based on compensation levels prior to the discontinuance of the accumulation of benefits in 1994.

(2) Benefits shown are computed based on straight life annuities with a 10-year guarantee and are not subject to deduction for social security, but are subject to withholding for federal income tax purposes.

(3) Maximum annual retirement income of $120,000 is permitted under the Internal Revenue Code, as amended; the maximum compensation allowed for retirement benefit computations is $150,000.

         As of December 31, 1995 Messrs. Collins and Weaver had each accumulated seven years credited service under the Pension Plan.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee of FBA is comprised of its entire Board of Directors. Four of the current directors, including Mr. Dierberg, who is Chairman of the Board, Chief Executive Officer and President of the Company, and Mr. Blake, who is Vice President, Chief Financial Officer and Secretary of the Company, are executive officers of First Banks, which is compensated for their services on an hourly basis under the provisions of a management fee agreement between FBA and First Banks. None of the current directors has ever been compensated by the Company or the Bank as an executive officer.

         The purpose of the Compensation Committee is to consider the levels and components of executive compensation relative to those generally available in its market place, to the overall long-term objectives of FBA and to the interest of its stockholders. By maintaining appropriate balance in these factors, the Committee believes that it will be most effective in attracting and retaining well-qualified executives who will be capable of contributing to the success of FBA.

         The paramount objective of FBA is building the long-term value of the stockholders' investment, within the framework of operating its subsidiary financial institutions in a safe and sound manner. This is accomplished by achieving substantial improvements and consistency in earnings, strengthening the subsidiary banking franchises, and entering into strategic, economically-viable acquisitions of other financial institutions. Consequently, the compensation of executives should be structured to attract individuals capable in contributing to the achievement of these objectives and to align the welfare of those individuals with that of the stockholders.

         The Committee periodically reviews the various components of the Company's executive compensation programs as outlined below:

         Base Salary. In determining the appropriate base salaries of its executive officers, the Committee evaluates the performance of FBA, considering general business and industry conditions, among other factors, and the contributions of specific executives toward that performance. Particular measurements to which the Committee assigns significance are net income, earnings per share, expense control, net interest margin, regulatory reports and the performance of the Company's stock. The Committee also evaluates each officer's areas of responsibility and the Company's performance in those areas. Finally, the Company considers the level of compensation paid comparable executives by other financial institutions of comparable size in its market places.

         Bonus. The Committee may elect to award bonuses to selected executive officers based largely upon the same criteria as the evaluations of base salaries, emphasizing the need to maintain competitive compensation packages and the desire to recognize outstanding performance by the officers.

         Stock Option Program. The Committee recognizes that one way to align the interests of FBA's executive officers with those of its stockholders is the encouragement of ownership of FBA stock through stock options granted under its 1990 Stock Option Plan. Under this Plan, executive officers are eligible to receive stock options from time to time, giving them the right to purchase shares of common stock of FBA at a specified price in the future. Considering the number of options granted prior to 1993, the Committee has elected not to grant any additional options since that time.

         The difficulties which FBA experienced in recent years has limited its success in accomplishing its objectives. As a result of the private placement of Class B Common Stock in 1994, FBA was in a better position to direct its attention toward the future development of the Company. In anticipation of this, the Committee began re-examining its benefit programs during 1994, and restructuring or eliminating certain of them which it believed to be excessively expensive for the benefits provided. This process resulted in the discontinuation of the accumulation of benefits under the FBA defined benefit pension plan, the elimination of Company contributions for coverage of new retirees under the FBA postretirement health care and life insurance plans and the increase in the Company matching contributions under the 401(k) Plan. Furthermore, various functions within FBA have been eliminated, or combined with those of First Banks, resulting in significant staff reductions and organizational restructuring.

         During the fourth quarter of 1995, the Committee determined that, considering the factors discussed above, adjustments of base salaries of certain executive officers were in order, and such adjustments were approved. However, the granting of bonuses was not considered appropriate and was deferred by the Committee until the performance of FBA, based on the criteria identified above, suggested that bonuses were warranted.

         Compensation of Chief Executive Officer. The compensation paid to Mr. Collins in 1995 was incurred pursuant to the employment agreement between FBA and Mr. Collins as a result of the change of control of the Company in 1994. As noted elsewhere in this Proxy Statement, Mr. Dierberg, the current Chief Executive Officer, does not receive any compensation from either the Company or the Bank. First Banks receives fees from FBA pursuant to data processing and management fee agreements (see "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION").

        THE FOREGOING REPORT HAS BEEN PRESENTED BY THE ENTIRE BOARD OF DIRECTORS CONSISTING OF MESSRS. BLAKE, CROCCO, DIERBERG, STORY, TURKCAN AND WILLIAMS.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

         Messrs. Dierberg and Blake, who are executive officers of FBA but do not receive any compensation for their services as such, are also members of the board of directors and executive officers of First Banks, and directors of First Commercial Bancorp, Inc., a majority-owned subsidiary of First Banks. Mr. Blake is also an executive officer of First Commercial Bancorp, Inc. Neither First Banks, Inc. nor First Commercial Bancorp has a compensation committee, but each board of directors performs the functions of such a committee. Except for the foregoing, no executive officer of FBA served during 1995 as a member of the Compensation Committee, or any other committee performing comparable functions, or as a director, of another entity any of whose executive officers or directors served on FBA's Compensation Committee.

         After First Banks became the largest stockholder of FBA in August, 1994, FBA began purchasing certain services and supplies from or through First Banks, and such purchases will continue in the future. In December 1994, the Board of Directors of the Bank approved data processing and management fee agreements with First Banks. Under the data processing agreement, a subsidiary of First Banks began providing data processing and various related services to FBA in February 1995. The fees for such services are significantly lower than FBA has previously paid a non-affiliated vendor. The management fee agreement provides that FBA will compensate First Banks on an hourly basis for its use of personnel for various functions including internal auditing, loan review, income tax preparation and assistance, accounting, asset/liability and investments services, loan servicing and other management and administrative services. Hourly rates for such services compare favorably with those for similar services from unrelated sources, as well as the internal costs of FBA personnel which were used previously, and FBA estimates that the aggregate cost for the services will be significantly more economical than those previously incurred by FBA. Total fees paid under these agreements were $796,000 in 1995 and $475,000 during the first six months of 1996.

         In 1995 the Bank began to participate in loans with other bank affiliates of First Banks; as of September 30, 1996, $9.8 million of purchased loan participations and $9.5 million of sold loan participations were outstanding. Loans are purchased and sold at prevailing interest rates and terms at the time of such transactions and in accordance with the credit standards and policies of the purchasing entity.


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the executive officers and directors of FBA, and persons who beneficially own more than ten percent of a registered class of its equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely upon a review of the reports received by FBA and the written representations from certain reporting persons that no Forms 5 were required for such persons, FBA believes that during the year ended December 31, 1995 all executive officers, directors and ten percent beneficial owners complied with the applicable filing requirements.

                              INDEPENDENT AUDITORS

          On September 23, 1994, FBA engaged the accounting firm of KPMG Peat Marwick LLP ("Peat Marwick") to audit the Company's financial statements for the fiscal year ended December 31, 1994 to replace the firm of Deloitte & Touche LLP ("Deloitte & Touche"), which had been the principal independent accountant for the Company's certified financial statements since 1987.

         In connection with the audits of the two fiscal years ended December 31, 1993 and the subsequent interim periods preceding the appointment of Peat Marwick, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche would have caused that firm to make reference to the subject matter of the disagreement in connection with its reports.

         As a result of the completion of a private placement on August 31, 1994, in which the Company sold 2.5 million shares of its Class B Common Stock to First Banks for $30 million and First Banks thereby acquired the right to vote securities of the Company equal to 65% of all of its outstanding voting securities, and the fact that Peat Marwick has for several years served as independent certifying accountant for First Banks and all of its subsidiaries, the Company requested both Deloitte & Touche and Peat Marwick to submit bids and proposals to do the necessary accounting and auditing work for 1994. After review and consideration, Deloitte & Touche determined that it did not desire to submit such a bid and declined to stand for reappointment as independent certifying accountant, stating that it did not believe that it was in a position to submit a proposal which would be competitive economically, in light of the expected consolidation of many of the Company's operational functions into the comparable operations of First Banks.

         After reviewing the bid and proposal submitted by Peat Marwick, the Audit Committee of the Board of Directors recommended that Peat Marwick be selected as auditor for the Company's financial statements for the fiscal year ending December 31, 1994, and the Board of Directors unanimously approved that recommendation. Peat Marwick continued to act as auditor in connection with the Company's financial statements for the year ended December 31, 1995.

         Deloitte & Touche's report on the financial statements of the Company for the preceding two fiscal years contained no adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles.

         Representatives of Peat Marwick are expected to be present at the Annual Meeting and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.




                                 OTHER BUSINESS

         Management knows of no other business to be presented at the Annual Meeting. If, however, other matters should properly be presented at the Annual Meeting or any adjournment(s) thereof, the person or persons voting the proxy will vote as in his discretion he may deem appropriate.


                              STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in FBA's proxy statement for consideration at its Annual Meeting of Stockholders by submitting proposals to FBA in a timely manner. In order to be so included for the 1997 Annual Meeting of Stockholders, stockholder proposals must have been received by FBA a reasonable time prior to the meeting and must otherwise comply with the requirements of Rule 14a-8 and with the Company's By-laws.


                                            By Order of the Board of Directors,


Houston, Texas                              ALLEN H. BLAKE
October 16, 1996                            Secretary

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY

                            FIRST BANKS AMERICA, INC.

                Annual Meeting of Stockholders--November 13, 1996



         The undersigned hereby appoints Allen H. Blake and Mark T. Turkcan, and each of them with full power of substitution, the attorney and proxy of the undersigned to attend the Annual Meeting of Stockholders of First Banks America, Inc. to be held in Clayton, Missouri on November 13, 1996, at 4:00 p.m. local time and at any adjournment thereof, and to vote the stock of the undersigned with all powers the undersigned would possess if present upon the following matters and upon any other business that may properly come before the meeting or any adjournment thereof.

         The proxy when properly executed will be voted as specified herein. If no specification is made with respect to any particular proposal, it is the intention of the proxies to vote FOR each of the following proposals.


                                SEE REVERSE SIDE



       COMMON
                    1. Election of Directors                    2. In their discretion, upon any other matters
                                                                   which may properly come before the meeting or any
                  FOR     AGAINST     WITHHOLD                     adjournments thereof, hereby revoking any proxy
                                                                   heretofore given by the undersigned for such
                  all        all        all                        meeting.
               nominees   nominees     nominees
                                                                   --------------------------
                                                                   Signature
               --------   --------     --------
                                                                   --------------------------
                                                                   Signature if owned jointly
               NOMINEES:  Allen H. Blake, Charles A. Crocco,
               Jr., James F. Dierberg, Edward T. Story, Jr.,       Date:
               Mark T. Turkcan, Donald W. Williams

               INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below:

